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                                                                   EXHIBIT 23.11



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report dated May 8, 1997 on the combined financial statements of Knight Quality Stations included in or made a part of this registration statement.



                                        ARTHUR ANDERSEN LLP



Boston, Massachusetts


July 1, 1997